UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2006

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)          (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b)

Robert J. Severson, Senior Vice President, Corporate Technology of Ceridian Corporation (the “Company”) and a named executive officer of the Company will retire from the Company effective as of December 31, 2006.

(e)

On December 14, 2006, in anticipation of Mr. Severson’s retirement, the Compensation and Human Resources Committee of the Board of Directors of the Company awarded Mr. Severson a cash bonus in the amount of $100,000, which is equal to 40% of his base salary earned through December 31, 2006.

Item 8.01.       Other Events.

On December 14, 2006, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company granted a one-time restricted stock award of the Company’s common stock to L. White Matthews, III, Chairman of the Board of Directors, for the additional time spent and services he rendered as non-executive Chairman of the Board from the time he became Chairman (shortly after the announcement of the retirement of the previous Chief Executive Officer) through the transition to the Company’s new Chief Executive Officer.  The restricted stock award has a gross value of $350,000, with the number of shares to be determined based on the closing stock price as of the close of business on December 14, 2006.  The number of shares of restricted stock as so determined was 13,379.  The restricted stock award was granted under the Ceridian Corporation 2004 Long-Term Stock Incentive Plan, as amended and will be subject to the terms of the Form of Restricted Stock Award Agreement attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2006, with exception that Mr. Matthews’ restricted stock award will vest ratably in 33-1/3% increments on December 14, 2007, 2008 and 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary

Dated: December 18, 2006